Exhibit 99.1

STATE OF CALIFORNIA
BUSINESS, CONSUMER SERVICES AND HOUSING AGENCY
DEPARTMENT OF BUSINESS OVERSIGHT

TO: Hallmark Venture Group, Inc.
Service Team, Inc.
Robert L. Cashman, aka Bob Cashman
Richard V. Bennett
18482 Park Villa Place
Villa Park, California 92861

DESIST AND REFRAIN ORDER

(For Violations of Section 25401 of the Corporations Code)

The California Commissioner of Business Oversight ("Commissioner") finds that:

1. At all relevant times herein, Hallmark Venture Group, Inc. ("Hallmark"), a Nevada corporation, had its primary place of business located at 18482 Park Villa Place, Villa Park, California.

2. At all relevant times herein, Service Team, Inc. ("Service Team"), a Nevada corporation, had its primary place of business located at 18482 Park Villa Place, Villa Park, California. Service Team maintained a website at www.serviceteaminc.com.

3. Hallmark was Service Team's controlling shareholder.

4. Robert L. Cashman, aka Bob Cashman ("Cashman"), was Hallmark's president, secretary, treasurer, and director.

5. Cashman was the director, secretary, and treasurer of Service Team.

6. Richard V. Bennett ("Bennett") was an employee of Hallmark and Service Team who solicited investors on behalf of the companies.

7. Hallmark purportedly provided merchant banking, consulting, and financial services to client companies. Hallmark's offering materials state that it "specializes in investing in companies that have a potential to grow rapidly. [Hallmark] will acquire all or part of these companies on a basis whereby their value will increase three or four times as soon as they are taken public or sold . . . [and] will arrange for auditing, accurate bookkeeping services, and business consulting to position the client companies to go public within one year of the time of its investment." Hallmark further claims that its management team "has a great deal of experience in mergers, acquisitions, and

positioning its companies to go public."

8. According to its offering materials, Service Team "provides service and repair on electrical appliances, primarily televisions, to fulfill the warranty obligations of manufacturers and warranty insurance companies. Service Team has developed a system of shipping containers to warranty complainants and having the television or other electrical appliances, such as video recorders, laptop computers and cell phones, shipped to Service Team's repair center in San Diego, California. Service Team then repairs or replaces the television or other electrical appliance and returns it to the owner."

9. Service Team also purported to raise money from investors to import consumer electrical products, including the "Angel Touch Massager," a small hand-held facial massager manufactured by the Novea Group. Service Team claimed, in its offering materials, to have sold 4,000 units of the Angel Touch Massager to a "multi-level marketing cosmetic company."

10. Beginning in at least June 2012, Hallmark, Service Team, Cashman, and Bennett offered and sold securities in the form of Service Team common stock to at least 50 investors, from whom Service Team raised a total of over $800,000.

11. In connection with the offer and sale of these securities, the above-described shares of Service Team common stock, Hallmark, Service Team, Cashman, and Bennett misrepresented and/or failed to disclose to investors the following material facts:

a. Service Team and its controlling shareholder, Hallmark, "guaranteed" that investors could sell their shares of common stock "for at least $1.00 per share" one year from the date of their investment "or, for $2.00 per share two years from the date of the buyer's purchase."; and

b. That Cashman had twice filed for bankruptcy protection, once in 1992 and again in 2002.

Based upon the foregoing findings, the Commissioner of Business Oversight is of the opinion that the securities in the form of common stock offered and sold by Hallmark Venture Group, Inc.; Service Team, Inc.; Robert L. Cashman, aka Bob Cashman; and Richard V. Bennett were offered or sold in this state by means of written or oral communications which included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements made, in the

light of the circumstances under which they were made, not misleading, in violation of Corporations Code section 25401 of the Corporate Securities Law of 1968.

Under Corporations Code section 25532 of the Corporate Securities Law of 1968, Hallmark Venture Group, Inc.; Service Team, Inc.; Robert L. Cashman, aka Bob Cashman; and Richard V. Bennett made, or caused to be made, misrepresentations or omissions of material fact in connection with the offers or sales of securities and are hereby ordered to desist and refrain from offering or selling or buying or offering to buy any security in the State of California by means of any written or oral communication which includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

This Order is necessary, in the public interest, for the protection of investors and consistent with the purposes, policies, and provisions of the Corporate Securities Law of 1968.

Dated: November 25, 2014
Los Angeles, California

JAN LYNN OWEN
Commissioner of Business Oversight

By_______________________________
MARY ANN SMITH
Deputy Commissioner
Enforcement Division